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                                                                    EXHIBIT 23.1


                         CONSENT OF INDENDENT AUDITORS

We consent to the references to our firm under the caption 'Experts' in the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. (the 'Issuer') and Time Warner Companies, Inc. and Turner Broadcasting System, Inc. (the 'Guarantors') for the registration of $1,600,000,000 of Debt Securities of the Issuer unconditionally guaranteed by the Guarantors, and to the incorporation by reference therein of our reports dated February 10, 1998, with respect to the consolidated financial statements and schedules of the Issuer and Time Warner Entertainment Company, L.P., incorporated by reference from the Issuer's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Issuer's Form 10-K/A dated June 25, 1998, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

New York, New York
August 10, 1998







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